Exhibit 10.2

THIRD PARTY

SECURITY AGREEMENT

This Third Party Security Agreement (this “Agreement”) is made and entered into as of June 11, 2008 by and between the undersigned (“Grantor”), and COMERICA BANK (the “Bank”).

RECITALS

Bank proposes to enter into a transaction with TPTX, INC. (“Borrower”), which is an affiliate of Grantor, pursuant to a Loan and Security Agreement dated as of June 11, 2008, as amended from time to time (the “Loan Agreement”). Grantor expects to derive economic benefit from Bank’s doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty of even date herewith with respect to the present and future obligations of Borrower to Bank (as amended from time to time, the “Guaranty”). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty (the “Guarantor Obligations”) with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Grant of Security Interest. To secure all of the Guarantor Obligations, Grantor grants to the Bank a security interest in the property described in Exhibit A (the “Collateral”).

2. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:

(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Certificate of Incorporation, Bylaws or other charter document, or any law, agreement, or other instrument or writing to which Grantor is party or by which is it bound.

(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests, except for Permitted Liens.

(c) Solvency, Payment of Debts. Grantor, on a consolidated basis with its Subsidiaries, is able to pay its debts (including trade debts) as they mature; the fair saleable value of Grantor’s and its Subsidiaries’ consolidated assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; and Grantor, on a consolidated basis with its Subsidiaries, is not left with unreasonably small capital after the transactions contemplated by this Agreement.

(d) Further Representations. Grantor further represents, warrants, and covenants that (i) neither Grantor nor any Subsidiary is in default under any material agreement under which Grantor or such Subsidiary owes any money, or any agreement, the violation or termination of which could reasonably be expected to have a material adverse effect on Grantor on a consolidated or consolidating basis; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor’s financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank; (iv) Grantor and each Subsidiary is in compliance with all laws and orders applicable to it, except where the failure to comply is not reasonably likely to have a Material Adverse Effect; (v) except as disclosed in the Schedule to the Loan Agreement, neither Grantor nor any Subsidiary is a party to any litigation or is the subject of any government investigation, and neither Grantor nor any Subsidiary has any knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect; (vi) Grantor’s principal place of business is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

3. Covenants.

(a) Encumbrances. Except with respect to Permitted Liens, Grantor shall not grant a security interest in any of the Collateral other than to Bank or execute any financing statements covering any of the Collateral in favor of any person other than Bank.

(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens and adverse claims (other than Permitted Liens) and, as appropriate and applicable, will keep it in good condition and repair, normal wear and tear excepted, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

(c) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral, except to the extent such losses, claims, demands and liabilities are caused by Bank’s gross negligence or willful misconduct.

(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby. Grantor shall deliver to Bank the share certificate(s) evidencing all of the shares of capital stock of Borrower, together with a stock power in a form acceptable to Bank.

(e) Insurance of Collateral.

(i) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor’s business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor’s.

(ii) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Grantor shall deliver to Bank certificates of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Guarantor Obligations.

(f) Inventory and Equipment.

(i) Except for mobile personal property, including laptop computers, having an aggregate book value of not more than One Hundred Thousand Dollars ($100,000), Grantor shall not store its Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for the mobile personal property described in the preceding sentence, Grantor shall not store or maintain any Equipment or Inventory at a location other than the location set forth in Section 11 of this Agreement.

(ii) Grantor shall maintain the Collateral in good and saleable condition, repair it if necessary and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

(iii) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than Permitted Transfers or Permitted Liens) until the Obligations and the Guarantor Obligations have been paid or performed in full, even though Bank has a security interest in the proceeds of such Collateral.

(g) Binding Agreement. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(h) Instruments. Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Bank.

(i) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(j) Inspection of Grantor’s Books. Grantor shall permit Bank or its designee at reasonable times during Grantor’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing) and from time to time to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(k) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any Bank’s rights under this Agreement.

(l) Accounts. Grantor shall maintain its primary depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc.

(m) Corporate Existence. Grantor will maintain its corporate existence and good standing in its jurisdiction of formation and will maintain in force all material licenses and agreements, the loss of which could reasonably be expected to have a material adverse effect on Grantor’s business. Grantor will pay all material taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it, provided that Grantor need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Grantor.

(n) Negative Covenants. Grantor will not (i) make any investments in, or loans or advances to, any person other than in the ordinary course of business as currently conducted other than Permitted Investments or as permitted under Section 7.7 of the Loan Agreement, (ii) acquire any assets other than in the ordinary course of business as currently conducted or as permitted under Section 7.3 of the Loan Agreement, (iii) make any distributions or pay any dividends to any person on account of Grantor’s shares, except that Grantor may (a) pay dividends in capital stock, (b) repurchase the stock of employees, officers or directors pursuant to stock repurchase agreements or stock purchase plans as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (c) repurchase the stock of employees, officers or directors pursuant to stock repurchase agreements or stock purchase plans by the cancellation of indebtedness owed by such former employees to Grantor regardless of whether an Event of Default exists, (d) convert any of its convertible securities (including warrants) into other securities pursuant to the terms of such convertible securities and (e) distribute securities to employees, officers or directors on the exercise of their options, (iv) create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness, (v) move, dispose of or encumber any portion of its assets, other than Permitted Transfers, (vi) merge or consolidate with or into any person or entity (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower, and other than Permitted Investments or as permitted under Section 7.3 of the Loan Agreement), (vii) create, incur, assume or suffer to exist any lien with respect to any of its property other than Permitted Liens, or assign or otherwise convey any right to receive income, including the sale of any of Grantor’s accounts, (viii) keep Inventory or Equipment at a location other than the address specified in Section 11 hereof except as set forth in Section 3(f) hereof; (ix) relocate its chief executive office or state of incorporation without thirty days prior written notification to Bank, (x) or maintain or invest any of its property with a Person, other than Permitted Investments, or other than Bank unless such Person has entered into an account control agreement with Bank in form and substance reasonably satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Grantor, or (xi) permit the inclusion in any contract to which it becomes a party of any provisions that restricts or invalidates the creation of a security interest in any of Grantor’s property.

(o) Further Assurances. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (d) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (e) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.

4. Events of Default. The occurrence of any Event of Default under the Loan Agreement, or the failure by Grantor to perform any obligations under the Guaranty, or the breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an “Event of Default” under this Agreement.

5. Remedies on Default. Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.

(a) Bank may declare all amounts outstanding under the Loan Agreement and the Guaranty to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

(b) Bank may dispose of the Collateral in accordance with applicable law.

(c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

(d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:

(i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

(ii) second, to the payment to Bank of the amount then owing under the Loan Agreement.

6. Power of Attorney. Grantor hereby appoints Bank, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank hereunder, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.

7. Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the “UCC”), by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s or Grantor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

8. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

9. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	TORREYPINES THERAPEUTICS, INC.
11085 N. Torrey Pines Road, Suite 300
La Jolla, California 92037
Attn: Chief Financial Officer
Fax: (858) 623-5666

If to Bank:	Comerica Bank
75 East Trimble Road, M/C 4770
San Jose, California 95131
Attn: Manager
FAX: (408) 556-5091

with a copy to:	Comerica Bank
11943 El Camino Real, Suite 110B
San Diego, California 92130
Attn: Greg Park
Fax: (858) 509-2365

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. Choice of Law and Venue; Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

13. Reference Provision.

In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

13.1 Mechanics.

(a) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

13.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

13.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

13.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

13.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

14. General Provisions.

14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

14.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

14.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

14.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:		BANK:
TORREYPINES THERAPEUTICS, INC.		COMERICA BANK

By:	/s/ Craig A. Johnson	By:	/s/ Greg Park
Name:	Craig A. Johnson	Name:	Greg Park
Title:	Vice President and Chief Financial Officer	Title:	Vice President

[Signature Page to Third Party Security Agreement]

DEBTOR:	TORREYPINES THERAPEUTICS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO THIRD PARTY SECURITY AGREEMENT

All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of June 11, 2008, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Agreement to Furnish Insurance

(Herein called “Bank”)

Guarantor(s): TORREYPINES THERAPEUTICS, INC.

I understand that the Security Agreement or Deed of Trust which I executed in connection with this transaction requires me to provide a physical damage insurance policy including a Lenders Loss Payable Endorsement in favor of the Bank as shown below, within ten (10) days from the date of this agreement.

The following minimum insurance must be provided according to the terms of the security documents.

☐	AUTOMOBILES, TRUCKS, RECREATIONAL VEHICLES	☐	MACHINERY & EQUIPMENT: MISCELLANEOUS PERSONAL PROPERTY

	Comprehensive & Collision		Fire & Extended Coverage
	Lender’s Loss Payable Endorsement		Lender’s Loss Payable Endorsement
☐ Breach of Warranty Endorsement
☐	BOATS	☐	AIRCRAFT
	All Risk Hull Insurance		All Risk Ground & Flight Insurance
	Lender’s Loss Payable Endorsement		Lender’s Loss Payable Endorsement
	☐ Breach of Warranty Endorsement		☐ Breach of Warranty Endorsement
☐	MOBILE HOMES	☐	REAL PROPERTY
	Fire, Theft & Combined Additional Coverage		Fire & Extended Coverage
	Lender’s Loss Payable Endorsement		Lender’s Loss Payable Endorsement
	☐ Earthquake		☐ All Risk Coverage
☐ Special Form Risk Coverage
☐
☐ Earthquake
☐	INVENTORY		☐ Other _____________________________

☐	Other _______________________________________________________________________________________________
_______________________________________________________________________________________________

_______________________________________________________________________________________________

I may obtain the required insurance from any company that is acceptable to the Bank, and will deliver proof of such coverage with an effective date of June 11, 2008 or earlier.

I understand and agree that if I fail to deliver proof of insurance to the Bank at the address below, or upon the lapse or cancellation of such insurance, the Bank may procure Lender’s Single Interest Insurance or other similar coverage on the property. If the Bank procures insurance to protect its interest in the property described in the security documents, the cost for the insurance will be added to my indebtedness as provided in the security documents. Lender’s Single Interest Insurance shall cover only the Bank’s interest as a secured party, and shall become effective at the earlier of the funding date of this transaction or the date my insurance was canceled or expired. I UNDERSTAND THAT LENDER’S SINGLE INTEREST INSURANCE WILL PROVIDE ME WITH ONLY LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN, HOWEVER, MY EQUITY IN THE PROPERTY WILL NOT BE INSURED. FURTHER, THE INSURANCE WILL NOT PROVIDE MINIMUM PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND DOES NOT MEET THE REQUIREMENTS OF THE FINANCIAL RESPONSIBILITY LAW.

CALIFORNIA CIVIL CODE SECTION 2955.5. HAZARD INSURANCE DISCLOSURE: No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.

Bank Address for Insurance Documents:
Comerica Bank – Collateral Operations, Mail Code 4770
75 East Trimble Road
San Jose, California 95131

I acknowledge having read the provisions of this agreement, and agree to its terms. I authorize the Bank to provide to any person (including any insurance agent or company) any information necessary to obtain the insurance coverage required.

OWNER(S) OF COLLATERAL: TORREYPINES THERAPEUTICS, INC.	DATED: June 11, 2008

INSURANCE VERIFICATION

Date _________________________	Phone
Agents Name _______________________________________	Person Talked To
Agents Address ______________________________________________________________________________________________
Insurance Company ___________________________________________________________________________________________
Policy Number(s) ____________________________________________________________________________________________
Effective Dates: From _________________________________________	To: __________________________________________
Deductible $ ________________________________________________	Comments: ____________________________________

DEBTOR:	TORREYPINES THERAPEUTICS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO UCC NATIONAL FORM FINANCING STATEMENT

All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of June 11, 2008, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.